Exhibit 1.1

EXECUTION VERSION

8,000,000 Shares

AVIV REIT, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

April 9, 2014

April 9, 2014

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman, Sachs & Co.

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Aviv REIT, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the number of shares of its Common Stock (as defined below), par value $0.01 per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Common Stock, par value $0.01 per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time thereunder by the Company. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated January 28, 2014, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include all documents, financial statements and other information incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment”, “amend” and analogous terms as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, at the time it was first declared effective, and the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first was declared effective but that is deemed, pursuant to Rule 430B(f) under the Securities Act, to be part of and included in the Registration Statement), as of the date hereof, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) any trustee’s Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file in connection with the Offering of the Shares pursuant to Rule 433(d) under the Securities Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, limited partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”). The Company is the general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (“Aviv Partnership”), and all partnership units of Aviv Partnership owned by the Company are held free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Time of Sale Prospectus. All of the issued and outstanding partnership units of Aviv Partnership have been duly authorized and validly issued, are fully paid and nonassessable. All of the issued and outstanding capital stock or other ownership interests of each subsidiary (other than Aviv Partnership) have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Aviv Partnership, directly or through a subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Time of Sale Prospectus.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

(h) The Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i) None of the Company or any of its subsidiaries is (i) in violation of its charter, bylaws or other organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound (including, without limitation, their existing credit facilities), or to which any of the property or assets of Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder (i) have been duly authorized by all necessary corporate action on the part of the Company and will not result in any violation of the provisions of the charter, bylaws or other organizational document of the Company and its subsidiaries, (ii) will not conflict with or constitute a breach of, or under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company and its subsidiaries, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company, or the issuance and delivery of the Shares, except such as have been obtained or made by the Company and are in full force and effect and except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) Except as otherwise disclosed in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) other than regular quarterly dividends or distributions paid in cash consistent with the distribution policies described in the Time of Sale Prospectus or ordinary and customary dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any subsidiary, any of the subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k) Except as otherwise set forth or incorporated by reference in the Time of Sale Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers (or, to the Company’s knowledge, any person from whom the Company or any of its subsidiaries acquired any real property or any portion thereof owned or leased by the Company or any of its subsidiaries (each, a “seller”), or any tenant or subtenant of any property or any portion thereof owned or leased by the Company or any of its subsidiaries) is or would be a party or of which any of the respective properties or assets of the Company or any of its subsidiaries, or any real property owned or leased by the Company or any of its subsidiaries, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any of its subsidiaries, such seller or such tenant or subtenant, would not, individually or in the aggregate, have a Material Adverse Change.

(l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data set forth or incorporated by reference in the Prospectus under the captions “Summary—Summary Financial and Operating Data”, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(o) The Company and its subsidiaries and their respective properties and assets (and, to the Company’s knowledge, each tenant or subtenant of any real property or portion thereof owned or leased by the Company or its subsidiaries) are in substantial compliance with, and each of the Company and its subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Change; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Change; except as would not, individually or in the aggregate, have a Material Adverse Change, none of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any seller, tenant or subtenant of any real property or portion thereof owned or leased by the Company or any of its subsidiaries, or any previous owner thereof, (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); and none of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any seller, tenant or subtenant of any real property or portion thereof owned or leased by the Company or any of its subsidiaries, or any previous owner thereof, has received from any governmental authority notice of any violation, concerning such properties, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Change (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) [Reserved]

(s) Neither the Company nor any of its subsidiaries, affiliates, directors or officers, nor, to the knowledge of the Company, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates (in each case, in his, her or its capacity as such), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to knowingly fund or knowingly facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w) The Company and its subsidiaries have good and marketable title in fee simple to all real properties owned by them, in each case free and clear of all liens, claims, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except (i) such as are disclosed in the Time of Sale Prospectus, (ii) such as are listed as an exception to any owner’s or leasehold title insurance policy with respect to such properties or otherwise set forth in any loan or financing documentation relating to such properties, in each case made available by the Company to the Underwriters or their counsel, (iii) for the leasehold interests of the tenants or (iv) such as except as would not, individually or in the aggregate, have a Material Adverse Change; any real property leased by the Company or any of its subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Time of Sale Prospectus, or are not material and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary; the Company or a subsidiary has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each property that is owned by the Company or such subsidiary that insures the Company’s or such subsidiary’s fee interest in such property, or a lender’s title insurance policy insuring the lien of its mortgage securing such property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or such subsidiary and secured by such property. Each of the leases pertaining to real property held under lease by the Company or a subsidiary has been duly authorized by the Company or such subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such subsidiary, as applicable, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(x) There are no material real property interests that any of the Company and its subsidiaries directly or indirectly intends to acquire or lease or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or its subsidiaries of interests in real property that are required to be described in the Prospectus and are not so described.

(y) Each of the real properties owned or leased by the Company or its subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not impair the value of any of the properties and will not result in a forfeiture or reversion of title, except where such failure to comply would not, individually or in the aggregate, have a Material Adverse Change; there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the properties, except such zoning changes, proceedings or actions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Change; to the knowledge of the Company, no tenant of any portion of any of the properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except as described in the Prospectus or such defaults that would not reasonably be expected to have a Material Adverse Change.

(z) The mortgages and deeds of trust encumbering the real property owned by the Company and its subsidiaries are not convertible into debt or equity securities of the Company, nor does the Company hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its subsidiaries.

(aa) The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or have applied for a license for, or have other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Prospectus as being owned or licensed by them or which are necessary for the conduct of, or material to conducting, their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Change (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property; to the Company’s knowledge, none of the Company or any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and none of the Company or any of its subsidiaries has received notice of a claim by a third party to the contrary.

(bb) Except as otherwise disclosed in the Time of Sale Prospectus, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change, any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company’s subsidiaries or their ERISA Affiliates (as defined below) or the Company are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company’s subsidiaries or their ERISA Affiliates or the Company contributes is in compliance with ERISA. “ERISA Affiliate” means, with respect to a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the subsidiaries or any of their ERISA Affiliates or the Company. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company’s subsidiaries or any of their ERISA Affiliates or the Company, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company’s subsidiaries or any of their ERISA Affiliates or the Company has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company’s subsidiaries or any of their ERISA Affiliates or the Company that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(cc) None of the Company or any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA concerning the employees of the Company or any of its subsidiaries.

(dd) No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company, or any director, officer, member, partner or stockholder of the Company, any affiliate of the Company or any affiliate of the Company’s subsidiaries, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement (other than compensation and compensation-related information that is required to be disclosed pursuant to Item 402 of Regulation S-K) which is not so disclosed in the Time of Sale Prospectus. Except as otherwise disclosed in the Time of Sale Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any affiliate of the Company, any of the officers or directors of the Company, any affiliate of the Company or any of its subsidiaries or any of their respective family members.

(ee) Each of the Company and its subsidiaries maintain or arrange for (including, by requiring the tenants under the lease documents to arrange for or obtain) insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; except as would not have a Material Adverse Change, all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date; none of the Company or any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ff) Each of the Company and its subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possesses valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change; to the knowledge of the Company, each tenant of any real property owned or leased by the Company or any of its subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, and is required under the lease to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Prospectus, and to the knowledge of the Company, each tenant of any real property owned or leased by the Company or any of its subsidiaries has made all such filings and obtained all such authorizations, consents and approvals, if any, as required under the lease, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change; none of the Company, any of its subsidiaries or, to the knowledge of the Company, any tenant of any real property owned or leased by the Company or its subsidiaries is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent or approval, or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default or revocation would not, individually or in the aggregate, have a Material Adverse Change.

(gg) The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(hh) The Company and its subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly and adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares (including dividend equivalent shares) issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(kk) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, all such tax returns are correct and complete in all material respects, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; no audit, administrative proceedings or court proceedings are presently pending against the Company or any of its subsidiaries with regard to any material potential federal, state, local or foreign tax of any nature, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor do the Company or any of its subsidiaries have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Change. None of the Company or any of its subsidiaries has requested any extension of time within which to file any material tax return that has not since been filed within the time period permitted by such extension. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all taxes and such other assessments for all periods as to which the liability of the Company or any of its subsidiaries for such taxes and assessments has not been finally determined. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Code to change its default classification for U.S. federal tax purposes.

(ll) The Company (i) has made (and has not thereafter terminated or revoked) a valid election under Section 856(c)(1) of the Code to be taxed as a “real estate investment trust” (a “REIT”) effective as of its taxable year ending December 31, 2010, (ii) has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code since July 30, 2010 to the date hereof and (iii) intends and expects to continue to be organized and to operate in conformity with the requirements for qualification and taxation as a REIT under the Code. The operations of the Company and its subsidiaries as described in the Prospectus have enabled and will continue to enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.

(mm) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(oo) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(pp) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any issue, transfer and other stamp taxes payable in connection with the issuance and transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date, with regard to the matters set forth on Exhibit B.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP, outside counsel for the Company, dated the Closing Date, with regard to the matters set forth on Exhibit C.

(e) The Underwriters shall have received on the Closing Date an opinion of Samuel Kovitz, General Counsel for the Company, dated the Closing Date, with regard to the matters set forth on Exhibit D.

(f) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, special tax counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit E hereto. The opinion of Sidley Austin LLP described in Exhibit E hereto shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received on the Closing Date from Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, (i) an opinion to the effect that the statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus under the caption “Underwriters” fairly summarizes in all material respects such matters, documents or proceedings and (ii) a negative assurance letter covering the matters set forth in clause (viii) of Exhibit C.

With respect to the negative assurance letters covering the matters set forth in clause (viii) of Exhibit C, Sidley Austin LLP and Cravath, Swaine & Moore LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Venable LLP and Sidley Austin LLP described in Section 5(c) and Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants for the Company containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the date hereof or the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto, between you and the shareholders, officers and directors of the Company identified on Exhibit A-2 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Venable LLP, Maryland counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Sidley Austin LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Samuel Kovitz, General Counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) an opinion of Sidley Austin LLP, special tax counsel to the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi) an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(viii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the other Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object; provided that, if in the opinion of each of counsel for the Company and the Underwriters, any such amendment or supplement shall be required by law or regulation to be used, that the Company shall be permitted to file such amendment or supplement after taking into account such comments as you may reasonably make on the content, form or other aspects of such amendment or supplement.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object; provided that, if in the opinion of each of counsel for the Company and the Underwriters, any such free writing prospectus shall be required by law or regulation to be used, that the Company shall be permitted to use and refer to such free writing prospectus after taking into account such comments as you may reasonably make on the content, form or other aspects of such free writing prospectus.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonably incurred expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable) all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, which shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) one half of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Underwriters in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one half the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, it being understood that the Underwriters agree to pay the remaining one half of any costs and expenses described in this paragraph for which the Company is only required to pay one half, allocated pro rata based on the percentage of the total number of Shares purchased by each Underwriter in this offering.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in this Section 6.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(m) If requested by the Representatives, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives identified in Schedule I hereto with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units, the accrual of dividend equivalents or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, (c) the filing of one or more registration statements with the Commission on Form S-8 relating to the offering of securities in accordance with the terms of an equity incentive plan, employment agreement or other similar arrangements, (d) the grant of restricted stock, options or other securities pursuant to an equity incentive plan as disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus or (e) the issuance by the Company of securities in an amount up to 5% of the Company’s outstanding shares of Common Stock and/or up to 5% of Aviv Partnership’s outstanding OP units in connection with an acquisition or strategic transaction, provided that the recipient of such securities enters into a “lock-up” agreement with respect to such securities substantially in the form of Exhibit A-1 hereto with respect to the remaining Restricted Period and the Company hereby agrees not to waive such “lock-up” agreement without the written consent of the Representatives identified in Schedule I hereto.

Further, the Company covenants that, with respect to any holders of partnership interests in Aviv Partnership that do not enter into a “lock-up” agreement in accordance with Section 5(i) of this Agreement, during the Restricted Period, the Company will not exchange shares of Common Stock of the Company for partnership interests in Aviv Partnership held by any such holder unless the Company obtains from such holder a “lock-up” agreement with respect to such shares substantially in the form of Exhibit A-1 hereto with respect to the remaining Restricted Period.

7. Covenants and Representations of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Each Underwriter severally represents and warrants to and agrees with the Company that it has not and will not engage in any Testing-the-Waters Communications other than those listed on Schedule IV hereto.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information relating to the Underwriters furnished to the Company in writing by the Underwriters for such use is the information in paragraph twelve of the section of the Prospectus captioned “Underwriters”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives authorized to appoint counsel under this Section 8 set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purpose of this Section 10, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 9), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter for its out-of-pocket expenses (including the fees and disbursements of its counsel).

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, including by PDF, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, in each case with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, Attention: William J. Whelan, III, Esq., Facsimile: (212) 474-3700; and if to the Company shall be delivered, mailed or sent to Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, Illinois 60606, Attention: Craig M. Bernfield, Facsimile: (312) 855-1684, email: cbernfield@avivreit.com, with a copy to Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, Attention: Steven Sutherland and Luke J. Valentino, Facsimile: (312) 853-7036, email: ssutherland@sidley.com and lvalentino@sidley.com.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Pages Follow]

Very truly yours, Aviv REIT, Inc.

By:	/s/ Craig M. Bernfield
Name: Craig M. Bernfield
Title: Chairman and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Tom Boyle
Name: Tom Boyle
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman, Sachs & Co.

Representatives authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman, Sachs & Co.

Representatives authorized to appoint counsel under Section 8:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman, Sachs & Co.

Registration Statement File No.:	333-192681

Time of Sale Prospectus:	1. Prospectus dated January 28, 2014, relating to the Shelf Shares 2. The preliminary prospectus supplement dated April 8, 2014, relating to the Shares 3. Price to Public: $24.10

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	Common Stock, par value $0.01 per share

Number of Firm Shares:	8,000,000

Number of Additional Shares:	1,200,000

Purchase Price:	$23.01550 a share

Initial Public Offering Price:	$24.10 a share

Selling Concession:	$0.61455 a share

Closing Date and Time:	April 15, 2014, 9:00 a.m.

Closing Location:	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	2,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
Goldman, Sachs & Co.	1,360,000
Citigroup Global Markets Inc.	800,000
RBC Capital Markets, LLC	800,000
SunTrust Robinson Humphrey, Inc.	800,000
Credit Agricole Securities (USA) Inc.	320,000
RBS Securities Inc.	320,000

Total:	8,000,000

II-1

SCHEDULE III

Significant Subsidiaries

Significant Subsidiary	Foreign Qualification
Aviv Healthcare Properties Limited Partnership	Illinois and Massachusetts
Aviv Healthcare Properties Operating Partnership I, L.P.	Illinois and Massachusetts
Aviv Asset Management, L.L.C.	Illinois
Aviv Healthcare Capital Corporation	None
Aviv Financing I, L.L.C.	Illinois and Massachusetts
Aviv Financing II, L.L.C.	None
Aviv Financing III, L.L.C.	None
Aviv Financing IV, L.L.C.	None
Aviv Financing V, L.L.C.	None

III-1

SCHEDULE IV

Written Testing the Waters Communications

None.

IV-1

EXHIBIT A-1

FORM OF LOCK-UP LETTER

LOCK-UP LETTER

April             , 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Aviv REIT, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) sales pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof for the transfer of shares of Common Stock beneficially owned on the date hereof, provided that, to the extent any filing under the Exchange Act is required of or voluntarily made by the undersigned in connection with any such sale, such filing shall include a statement to the effect that such sale was effected pursuant to a Rule 10b5-1 trading plan, (B) any distribution, exchange or transfer of shares of Common Stock beneficially owned by the undersigned to any direct or indirect general or limited partner of the undersigned, provided that (i) the transferee of such shares of Common Stock will be required to execute an agreement in the form of this letter agreement (the “Lock-Up Agreement”) and (ii) no public announcement or filing under the Exchange Act is required or voluntarily made in connection with such distribution, exchange or transfer or (C) (i) following the termination of the undersigned’s employment with the Company, the exercise, in accordance with their terms, of stock options outstanding on the date hereof that would otherwise expire during the Restricted Period and (ii) the transfer to the Company, in a transaction exempt from Section 16(b) of the Exchange Act, of any such stock options on

A-1-1

a “cashless” or “net exercise” basis or of any such stock options to cover any tax withholding obligations in connection with the exercise of such stock options following the termination of the undersigned’s employment with the Company, provided that (a) the securities received upon such exercise will also be subject to this Lock-Up Agreement and (b) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such exercise (other than any filing on Form 4 under Section 16(a) of the Exchange Act under transaction code “F” and/or “M” so long as such filing includes a footnote or other disclosure that expressly states that such disposition (x) in the case of clause (C)(i), relates to the exercise of stock options pursuant to the 2010 Management Incentive Plan, that no Common Stock received in connection therewith was sold by the reporting person in any open market transaction and that the net amount of any Common Stock received is subject to this Lock-Up Agreement and/or (y) in the case of clause (C)(ii), is a transfer to the Company in order to satisfy cashless exercise and/or tax withholding obligations in connection with the exercise of previously-awarded stock options). In addition, the undersigned agrees that, without the prior written consent of the Company and the Representative on behalf of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. The restrictions in this paragraph will not apply to [(I)] shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock transferred by will or intestacy, transferred as a bona fide gift or charitable contribution, or transferred to the affiliates of the undersigned, provided that (i) any such transfer shall not involve a disposition for value, (ii) no filing under Section 16 of the Exchange Act will be required in connection with such transfer during the Restricted Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during the Restricted Period and (iii) the transferee of such shares of Common Stock will be required to execute an agreement in the form of this Lock-Up Agreement [or (II) transfers of up to an aggregate of 87,491 partnership units of Aviv Healthcare Properties Limited Partnership pledged as collateral to secure a loan in favor of the undersigned]1.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement shall terminate and be of no further force or effect on the earliest to occur of (i) the date, prior to the execution of the Underwriting Agreement, on which the Company informs the Representative that the Company has determined not to proceed with the Public Offering, (ii) the date of termination of the Underwriting Agreement before the closing of the Public Offering or (iii) if the Public Offering has not commenced, May 31, 2014.

[1]	Bracketed language applicable only to Steven Insoft.

A-1-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

By:
Name:
Title:

A-1-3

EXHIBIT A-2

LOCK-UP PARTIES

Craig Bernfield	Chairman of the Board and Chief Executive Officer
Steven Insoft	President and Chief Operating Officer
Mark Wetzel	Chief Financial Officer and Treasurer
Leticia Chavez	Executive Vice President, Administration
Samuel Kovitz	Executive Vice President, General Counsel and Secretary
Donna O’Neill	Chief Information and Accounting Officer
Joshua Kochek	Vice President, Investments
Steven Levin	Senior Vice President, Real Estate
Michael Dees	Director
Alan Goldberg	Director
J. Russell Triedman	Director
Norman Bobins	Director
Susan Lichtenstein	Director
Sharon O’Keefe	Director
Mark Parrell	Director
Ben Perks	Director
James Roth	Director
Mark McClellan	Director
LG Aviv L.P.	Stockholder

A-2-1

EXHIBIT B

[Form of Opinion of Venable LLP]

B-1

EXHIBIT C

[Opinion of Sidley Austin LLP]

C-1

EXHIBIT D

[Opinion of General Counsel for the Company]

D-1

EXHIBIT E

[Opinion of Sidley Austin LLP]

E-1